Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-218929 and No. 333-229415) of Broadway Financial Corporation and Subsidiary (the “Company”), of our report dated April 10, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Sacramento, California
April 10, 2023